UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 23, 2017 (February 20, 2017)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Effective as of February 20, 2017, Performance Sports Group Ltd. (the “Company”) completed a short form vertical amalgamation with its direct and indirect wholly-owned subsidiaries Bauer Hockey Corp., KBAU Holdings Canada, Inc. and BPS Canada Intermediate Corp. pursuant to the Business Corporations Act (British Columbia) (the “Amalgamation”). As a result of the Amalgamation, the Notice of Articles of the Company has been updated but remains substantively the same as the Company’s Notice of Articles before the Amalgamation.
The foregoing does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Articles, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Amalgamation is attached hereto as Exhibit 3.2.
Item 8.01	Other Events.

On February 22, 2017, the Company issued a press release announcing that after consideration and consultation with its professional advisors and Sagard Holdings Inc. and Fairfax Financial Holdings Limited, the Company has agreed to extend the closing date to February 27, 2017 for the sale of substantially all of the assets of the Company and its North American subsidiaries and announcing the completion of the Amalgamation. The press release also provided a bi-weekly status update in accordance with the Company’s obligations under the alternative information guidelines set out in National Policy 12-203 - Cease Trade Orders for Continuous Disclosure Defaults.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item9.01	Financial Statements and Exhibits.

(d)            Exhibits.
Exhibit No.	Description

3.1	Second Amended and Restated Articles, effective as of February 20, 2017.
3.2	Certificate of Amalgamation dated February 20, 2017.
99.1	Press Release, dated February 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 23, 2017
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description

3.1	Second Amended and Restated Articles, effective as of February 20, 2017.
3.2	Certificate of Amalgamation dated February 20, 2017.
99.1	Press Release, dated February 22, 2017.